                                                                    EXHIBIT 10.6
                                                                    ------------

                   RESTATED AND AMENDED EMPLOYMENT AGREEMENT
                   -----------------------------------------


          RESTATED AND AMENDED EMPLOYMENT AGREEMENT dated as of November 1, 1992 between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and John C. Malone, who resides at 12415 Lost Canyon Trail, Parker, Colorado 80134 ("Executive").

          WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of January 1, 1982, as heretofore amended (the "Existing Agreement"); and

          WHEREAS, the Company and Executive desire to amend the Existing Agreement to provide for an increase in Executive's annual compensation, to eliminate certain provisions of the Existing Agreement that have ceased by their terms to be effective and to make certain other changes, and to restate the Existing Agreement as so amended in its entirety;

          NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

          1.   Term and Termination.
               --------------------

               (a)  Term.  The term of Executive's employment (the "Employment
                    ----
Term") under the Existing Agreement initially commenced on January 1, 1982 and ended on December 31, 1986 and, pursuant to the Existing Agreement, has been and, pursuant to and subject to the terms and conditions of this Agreement, will continue to be extended daily so that the remainder of the Employment Term shall at all times on and prior to the effective date of the termination of Executive's employment as provided herein be five (5) years. During the Employment Term, the Company agrees to employ Executive and Executive agrees to serve the Company upon and subject to the terms and conditions set forth in this Agreement.

               (b)  Termination by the Company.  Executive's employment by the
                    --------------------------
Company may be terminated by the Company only as provided in clauses (i), (ii) and (iii) below.

                    (i)   Upon the death of Executive.

                    (ii) Effective as of December 31 of any year, upon giving written notice of such termination to Executive six (6) months prior to the effective date thereof and by paying to Executive in a lump sum upon such termination all remaining compensation (other than compensation the payment of which was deferred by Executive prior to such termination) that would have been payable under Section 4 hereof if this Agreement remained in full force and effect for the full five-year balance of the Employment Term.

                    (iii) At any time for "cause", which for purposes of this Agreement shall be deemed to have occurred only on the happening of any of the following:

                          (A) the plea of guilty to, or conviction for, the commission of a felony offense by Executive; provided,
                                                                 --------
                    however, that after indictment, the Company may suspend
                    -------
                    Executive from the rendition of services but without limiting or modifying in any other way the Company's obligations under this Agreement;

                          (B) a material breach by Executive of a material fiduciary duty owed to the Company;

                          (C) a material breach by Executive of the covenants made by him in Sections 9, 10 and 11 hereof; or

                          (D) the willful and gross neglect by Executive of the material duties specifically and expressly required by this Agreement;

          provided, however, that any claim that "cause", within the meaning of
          --------  -------
          clause (B), (C) or (D) above, exists for the termination of Executive's employment may be asserted on behalf of the Company only by a duly adopted resolution of the Board of Directors of the Company and only after 30 days prior written notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable; provided, further, that during the period of twelve
                             --------  -------
          (12) months following a change in control of the Company (as defined below), "cause" shall be deemed to have occurred only upon the happening of an event referred to in clause (A) above; and provided,
                                                                     --------
          further, that the term "material" as used in clauses (B), (C) and (D)
          -------
          above and in Section 13 hereof shall be construed by reference to the effect of the relevant action or omission on the Company taken as a whole. For purposes of the foregoing, a change in control of the Company will be considered to have occurred if the group in control of the Company shall no longer include at least one of the following: (x) Bob Magness, members of his family or representatives thereof, or (y) representatives of Kearns-Tribune Corporation (but only if the present shareholders remain in control of such corporation). The term "family" as used herein means the named person's estate, spouse and lineal descendants and any trust or other investment vehicle for the primary benefit of such named person or members of his family and the term "representatives" includes executors and trustees.

               (c)  Effect of Termination by the Company.  If Executive's
                    ------------------------------------
employment by the Company is terminated by the Company pursuant to Section 1(b) hereof, all compensation under Section 4 of this Agreement (other than compensation the payment of which was deferred by Executive prior to such termination) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or delivered, shall be paid or delivered to Executive on the date of termination. Upon such termination of Executive's employment and payment of such amount (and, if applicable, the full amount payable pursuant to clause (ii) of Section 1(b)), the Company's obligations under this Agreement shall terminate, except as provided in Section 4 (as it relates to compensation the payment of which was deferred by Executive prior to such termination), Section 5, Section 6 (as it relates to expenses incurred prior to such termination) and Section 8 of this Agreement. Executive acknowledges that his obligations under Sections 9, 10, 11 and 12 hereof will survive any such termination.

               (d)  Termination by Executive.  Executive shall have the right
                    ------------------------
to terminate his employment by the Company, and be relieved of any obligation to render or provide any further services hereunder, as provided in clauses (i) and
(ii) below:

                    (i) Upon six (6) months prior written notice to the Company of the effective date of such termination.

                    (ii) Immediately upon the giving of notice of termination by Executive to the Company following a change in control of the Company (as defined in Section 1(b) above).

          If Executive's employment by the Company is terminated by Executive pursuant to this Section 1(d), all compensation under Section 4 of this Agreement (other than compensation the payment of which was deferred by Executive prior to such termination) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered, and, if Executive terminates his employment pursuant to clause (ii) above, all remaining compensation (other than compensation the payment of which Executive elected prior to such termination to defer) that would have been payable under Section 4 hereof if this Agreement remained in full force and effect for the full five-year balance of the Employment Term, shall be paid or delivered to Executive in a lump sum on the date of termination. Upon such termination of Executive's employment and payment of such amounts, Executive and the Company shall each be relieved of any further obligations under this Agreement, except (in the case of Executive) as provided in Sections 9, 10, 11 and 12 of this Agreement, and except (in the case of the Company) as provided in Section 4 (as it relates to compensation the payment of which was deferred by Executive prior to such termination), Section 5, Section 6 (as it relates to expenses incurred prior to such termination) and
Section 8 of this Agreement.

          2.   Services to be Rendered by Executive.  Executive Agrees to
               ------------------------------------
serve the Company as President and Chief Executive Officer of the Company. In such capacity, Executive shall perform all reasonable acts customarily associated with such positions, or necessary or desirable to protect and advance the best interests of the Company. Executive shall perform such acts and carry out such duties, and shall in all other respects serve the Company faithfully and to the best of his ability. If Executive is elected a director or an officer of any of the Company's subsidiaries during the Employment Term, Executive will serve in any such capacities without further compensation except as may be decided by the Company at the Company's sole election. The Company agrees that shall, during the Employment Term, be based at the Company's principal executive office, which shall be located in the Denver area, with the understanding that Executive will travel as reasonably required in the performance of his duties hereunder.

          3.   Time to be Devoted by Executive.  Executive agrees to devote
               -------------------------------
eighty percent (80%) of all of his business time, attention, efforts and abilities to the business of the Company and to use his best efforts to promote the interests of the Company.

          4.   Compensation Payable to Executive.
               ---------------------------------

               (a) Commencing on the date of this Agreement and thereafter during the Employment Term, the Company shall pay to Executive a salary at the rate of $800,000 per annum. The Board of Directors shall review Executive's compensation annually to determine, in its sole discretion, whether any increase in Executive's salary is appropriate.

               (b) Executive's annual compensation shall be paid to Executive in accordance with the Company's regular policy but not less frequently than once a month. With respect to the employment year commencing January 1, 1993, Executive shall defer 40% of each monthly payment of Executive's annual compensation for such year and, with respect to each employment year thereafter, Executive shall be entitled to elect, by written notice to the Company received no later than 30 days prior to the commencement of such employment year, to defer such percentage (not in excess of 40%) as Executive may specify in such notice, of each monthly payment of Executive's annual compensation for such year (in each case, the "monthly deferred amount"). Each such monthly deferred amount shall bear interest, compounded annually, at the rate of 8% per annum, from the first day of the month of deferral to, but not including, the Determination Date. As used herein, "Determination Date" shall mean the first business day of the first full calendar month following the termination of Executive's employment with the Company.

               (c) The sum of the monthly deferred amounts pursuant to Section 4(b) above plus all interest accrued thereon to the Determination Date (the "total deferred amount") shall be calculated as of the Determination Date and shall be paid to Executive in substantially equal monthly payments over a 240-month period commencing on the Determination Date and continuing on the first day of each calendar month thereafter until paid in full. Each monthly payment of the total deferred amount shall be accompanied by a payment of interest thereon computed at the rate of 8% per annum, compounded annually, from and including the Determination Date to the date of such payment. The Company and Executive acknowledge that the payment of

40% of each monthly payment of Executive's annual compensation during the calendar year 1983 and $12,500 of each monthly payment of Executive's annual compensation thereafter through the end of calendar year 1992 has been (and, in the case of the December 1992 payment, will be) deferred pursuant to and as required by the terms of Section 4 of the Existing Agreement (the "previously deferred compensation"). The provisions of said Section 4 of the Existing Agreement shall continue to govern with respect to the calculation of, accrual of interest on, and payment of all such previously deferred compensation, and such provisions as they relate to such previously deferred compensation shall survive the execution and delivery of this Agreement unaffected hereby.

               (d) If Executive dies while he is a full-time employee of the Company or before the expiration of the period during which such deferred payments are to be paid to him, the remaining deferred payments shall be paid forthwith in a lump sum to Executive's designated beneficiary or beneficiaries. The phrase "designated beneficiary or beneficiaries" shall mean Executive's spouse, if she shall survive Executive, or such other person or persons named from time to time by Executive in a signed instrument filed with the Company. If the designation made in any such signed instrument shall for any reason be ineffective, the phrase "designated beneficiary or beneficiaries" shall mean Executive's estate.

               (e) The amount of deferred compensation payable hereunder (together with the interest applicable thereto) shall not in any way be reserved or held in trust by the Company. Neither Executive nor any designated beneficiary or personal representative shall have any rights against the Company in respect of such deferred payments other than the rights of any unsecured creditor of the Company. Deferred payments provided for herein shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or torts of Executive, nor of any designated beneficiary or personal representative. The payment to Executive of such deferred payments shall be subject to the further condition that Executive shall comply with the provisions of Section 10 of this Agreement during the entire payment period and Executive shall comply with the provisions of Sections 9 and 12 of this Agreement, if said provisions are applicable by their terms, for the first two (2) years of the payment period.

          5.   Salary Continuation Plan.
               ------------------------

               (a) At such time as Executive's employment with the Company shall terminate, Executive shall be entitled to receive from the Company 240 consecutive monthly payments of $15,000, the first payment of which shall be payable on the first day of the month succeeding the termination of Executive's employment. The amount of the monthly payments provided for in the immediately preceding sentence shall be increased at the rate of 12% per annum, compounded annually from January 1, 1998 to the date that the first payment thereof commences. The foregoing is referred to in this Agreement as the "Benefit."

               (b)  Upon the death of Executive, the payments provided for in
Section 5(a) above (or, if Executive dies after termination of his employment and during the payment period contemplated by Section 5(a), any remaining such payments) shall be made to Executive's designated beneficiary or beneficiaries. The phrase "designated beneficiary or beneficiaries" shall mean Executive's spouse, if she shall survive Executive, or such other person or persons named from time to time by Executive in a signed instrument filed with the Company. If the designation made in any such signed instrument shall for any reason be ineffective, the phrase "designated beneficiary or beneficiaries" shall mean Executive's estate.

               (c) The payment to Executive of the Benefit shall be subject to the condition that Executive shall comply with the provisions of Section 10 of this Agreement during the entire payment period and Executive shall comply with the provisions of Sections 9 and 12 of this Agreement, if said provisions are applicable by their terms, during the first two (2) years of the payment period.

               (d) The Benefit payable under this Agreement shall not in any way be reserved or held in trust by the Company. Neither Executive nor any designated beneficiary or personal representative shall have any rights against the Company in respect of such Benefit other than the rights of an unsecured general creditor of the Company. Payments of the Benefit shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or torts of Executive, nor of any designated beneficiary or personal representative. The Company shall not be obligated under any circumstances to fund its obligations under this Section 5, but it may, however, at its sole option elect to fund such obligations in whole or in part in any manner whatsoever including, but not limited to, the purchase of life insurance on the life of the Executive, in any amounts the Company deems appropriate. Any such funding shall remain a general unrestricted asset of the Company and in no way security for the Company's performance under this Section 5. Executive agrees to cooperate with the Company, if so requested, in its obtaining such insurance.

               (e) The Benefit provided for in this Section 5 is intended by the parties to be in substitution for, and not in addition to, the "Benefit" as defined in and contemplated by Section 16 of the Existing Agreement, the terms and provisions of which Section 16 are superseded in their entirety by the terms and provisions of this Section 5.

          6.   Expenses.  The Company shall reimburse Executive for the
               --------
reasonable amount of dining, hotel, traveling, entertainment and other expenses necessarily incurred by Executive in the discharge of his duties hereunder.

          7.   Executive Benefit Plans; Use of Company Aircraft.
               ------------------------------------------------

               (a) During the Employment Term, Executive shall be entitled to participate in and to be accorded all rights and benefits under all formal incentive compensation plans, stock incentive plans, employee stock purchase plans, retirements plans, disability insurance, life insurance, health and major medical insurance policy or policies, and other plans or benefits (including, without limitation, any insurance covering Officers or Directors against errors or omissions) now in existence or that may hereafter be adopted by the Company for the benefit of its executive officers or key employees generally or for the benefit of its employees generally, provided that Executive is eligible by the terms thereof to participate therein.

               (b) While he is employed by the Company pursuant to this Agreement, Executive will be permitted by the Company to make use of the Company's aircraft and flight crew from time to time for personal trips (each an "Executive Flight"), subject to the conditions hereinafter set forth and provided that the Executive Flights shall be limited to an aggregate Value (as defined below) of $35,000 per year. The Company will bear the expense of each Executive Flight permitted hereby and the Value of each Executive Flight shall be treated as additional compensation to Executive. For purposes of the foregoing, the Value of each Executive Flight shall be determined in accordance with Treasury Regulation Section 1.61-21(g) (or any successor regulation promulgated under the Internal Revenue Code of 1986, as amended) as from time to time in effect. Executive will give the Company at least 48 hours notice of any desired Executive Flight, stating the proposed schedule, the points of origination and destination of the flight and, if so required by the Company, such information about the general purpose of the Executive Flight as shall be sufficient for the Company to determine that such flight does not violate any requirement of applicable law. The Company will promptly thereafter inform Executive of the availability of the aircraft and its flight crew. The Company shall have no obligation to provide the aircraft and a flight crew for any Executive Flight at any time when (i) a requested Executive Flight would conflict with any actual or planned use of the aircraft by the Company, (ii) the aircraft is undergoing any scheduled maintenance or repairs or is otherwise not in a condition to be operated, or (iii) a qualified flight crew is unavailable to operate the aircraft for a requested Executive Flight. In addition, the Company will have no obligation hereunder to make the aircraft and its flight crew available for any use or purpose, and Executive agrees not to use the same for any use or purpose, which, in the opinion of the Company, is in violation of or not permitted by applicable law as applied to either the Company or Executive, or is not permitted under or stipulated in the insurance policies maintained by the Company. The proposed schedule and points of origination and destination of each Executive Flight will be subject to the approval of the captain of the flight crew, who shall at all times be in charge and control of the aircraft, and in no event shall the aircraft be operated beyond the geographical limits prescribed in the insurance policies maintained by the Company.

          8.   Indemnification.  The Company will indemnify and hold harmless
               ---------------
Executive, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer or director of the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Executive to repay all amounts advanced if it should ultimately be determined that Executive is not entitled to be indemnified under this Section.

          9.   Non-Competition.  Executive agrees that while in the employ of
               ---------------
the Company and for a period of two (2) years following the effective date of the termination of his employment with the Company, unless such termination results from a change in control of the Company (as defined in Section 1(b) hereof), he will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries as it is conducted while Executive is employed by the Company; provided, however, that
                                                         --------  -------
Executive may serve as Chairman of the Board of Liberty Media Corporation, a Delaware corporation ("Liberty"), and own securities of Liberty without regard to the foregoing or to the percentage limitation in the following sentence. Nothing herein contained shall be construed as denying Executive the right to own securities of any such corporation which is listed on a national securities exchange or quoted in the NASDAQ System to the extent of an aggregate of 5% of the amount of such securities outstanding.

          10.  Confidentiality.  Executive agrees that while in the employ of
               ---------------
the Company (otherwise than in the performance of his duties hereunder) and thereafter, not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization and he shall use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge during his employment with the Company, but this Section 10 shall not prevent Executive from responding to any subpoena, court order or threat of other legal duress, provided Executive notifies the Company thereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief.

          11.  Delivery of Materials.  Executive agrees that upon the
               ---------------------
termination of his employment he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs, which may then be in his possession or under his control.

          12.  Non-Interference.  Executive agrees that he will not, while in
               ----------------
the employ of the Company and for a period of two (2) years following the effective date of the termination of his employment with the Company, unless such termination results from a change in control of the Company (as defined in Section 1(b) hereof), solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization, or otherwise interfere with the employment relationship between any employee or officer of the Company and the Company.

          13.  Remedies of the Company.  Executive agrees that, in the event of
               -----------------------
a material breach by Executive of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation hereof. Executive agrees that because Executive's services to the Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Executive of Sections 9, 10, 11 and 12 hereof, and that upon any such breach or threatened breach by him of such Sections the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief.

          14.  Notices.  All notices to be given hereunder shall be deemed duly
               -------
given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid and addressed, as follows:

               (a)  If to be given to the Company:

                    Tele-Communications, Inc.
                    5619 DTC Parkway
                    Englewood, Colorado 80111-3000
                    Attention: Chairman of the Board

                    with a copy similarly addressed
                    and marked to the attention of
                    the Legal Department

               (b)  If to be given to Executive:

                    Mr. John C. Malone
                    12415 Lost Canyon Trail
                    Parker, Colorado 80134

or to such other address as a party may request by notice given in accordance with this Section 14.

          15.  Miscellaneous.  This Agreement constitutes the entire agreement
               -------------
between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Executive's employment by the Company, whether oral or written, between the parties hereto, including, without limitation, except to the extent provided in Section 4(c) hereof, the Existing Agreement. This Agreement may not be changed nor may nay provision hereof be waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the law of the State of Colorado, without reference to principles of conflict of laws.

          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                   TELE-COMMUNICATIONS, INC.


                                   By:/s/ Bob Magness
                                      ---------------------------------
                                   Name:  Bob Magness
                                   Title: Authorized Officer


                                   By:/s/ John C. Malone
                                      ---------------------------------
                                   Name:  John C. Malone


ATTEST:

/s/ Martha L. Flessner
------------------------
Name: Martha L. Flessner

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

          This Amendment to Employment Agreement (this "Amendment"), effective as of March 9, 1999, is between Liberty Media Corporation, a Delaware corporation (the "Company"), and John C. Malone ("Executive").

                                   Recitals
                                   --------

          Executive and Tele-Communications, Inc. ("TCI") are parties to a Restated and Amended Employment Agreement (the "Employment Agreement") dated as of November 1, 1992, setting forth various terms applicable to Executive's employment by TCI. A copy of the Employment Agreement is attached as Appendix A to this Amendment. In connection with the acquisition of TCI by AT&T Corp. on March 9, 1999, the Company assumed the obligations of TCI under the Employment Agreement.

          The Company and Executive desire to amend the Employment Agreement in various respects.

                                   Agreement
                                   ---------

          In consideration of the mutual covenants set forth in this Amendment and the Employment Agreement, the parties, intending to be legally bound, agree as follows:

          1.   Definitions.  As used in this Amendment, all terms with initial
               -----------
capital letters that are not defined in this Amendment will have the meaning ascribed to them in the Employment Agreement.

          2.   Services to be Rendered by Executive.  The first sentence of
               ------------------------------------
Section 2 of the Employment Agreement is amended in its entirety to read as follows:

          "Executive agrees to serve the Company as the Chairman of the Company's Board of Directors."

          3.   Time to be Devoted by Executive.  Section 3 of the Employment
               -------------------------------
Agreement is amended in its entirety to read as follows:

          "Executive will use his best efforts to promote the interests of the Company and will devote such of his business time, attention, efforts and abilities as reasonably may be required to perform the duties contemplated hereby."

          4.   Compensation Payable to Executive.  The first sentence of
               ---------------------------------
Section 4(a) of the Employment Agreement is amended in its entirety to read as follows:

          "Effective as of March 1, 1999, and thereafter during the Employment Term, the Company will pay to Executive a salary at the rate of $2,600 per annum."

          5.   Executive Benefit Plans; Use of Company Aircraft.
               ------------------------------------------------

               (a) The first sentence of Section 7(b) of the Employment Agreement is amended by changing the reference in that sentence to "$35,000 per year" to "$200,000 per year."

               (b) The following will be added as subsection (c) to Section 7 of the Employment Agreement:

          "(c) The Company will pay, or will reimburse Executive for, all fees and other costs for professional services reasonably incurred by Executive in obtaining estate or tax planning advice or services, up to a maximum amount of $50,000 per year."

          6.   Notices.  The address for notices to Executive set forth in
               -------
Section 14 of the Employment Agreement is amended to read as follows:

                         Mr. John C. Malone
                         12750 Pine Drive
                         Parker, CO 80134

          This Agreement has been signed on June 30, 1999, but will be effective as of the date first written above.

                                 LIBERTY MEDIA CORPORATION


                                 By:/s/ Robert R. Bennett
                                    -----------------------------------
                                 Name:  Robert R. Bennett
                                 Title: President


                                 /s/ John C. Malone
                                 --------------------------------------
                                 Name: John C. Malone

                                       2